SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 19, 2013

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	26-3959348
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has appointed Van C. Elliott, its Board Secretary, to act as its Manager in Charge, as an authorized signatory on behalf of the Company in connection with the Company’s bank accounts and for the purposes of executing any and all corporate related documents, investor documents and delivering any loan documents in connection with the Company’s day to day operations.  Billy M. Dodson, the Company’s President and CEO, is taking an indefinite paid personal leave of absence from the Company.  Mr. Dodson will retain and keep the titles of President and Chief Executive Officer during his leave of absence.  This appointment is effective as of September 19, 2013 and will continue until otherwise withdrawn or further action is taken by the Company’s Board of Managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 24, 2013                                 MINISTRY PARTNERS

   INVESTMENT COMPANY, LLC

/s/ Van C. Elliott

Van C. Elliott

Manager in Charge and Secretary